Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements listed below of our report dated March 12, 2025, relating to the consolidated financial statements of Cheetah Net Supply Chain Service Inc., which is included in this Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to our firm under the caption “Experts” in these registration statements.

Registration Statements

S-3 File No. 333-281820

S-3 File No. 333-284252

S-8 File No. 333-282153

S-1 File No. 333-276300

/s/ Assentsure PAC

Assentsure PAC
Singapore
March 12, 2025